EXHIBIT 99.1

Contacts:

Aehr Test Systems	PondelWilkinson, Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
tkehrli@pondel.com
jbyers@pondel.com

Aehr Test Systems Reports Fiscal 2025 Third Quarter Revenue Growth

and Solid Bookings and Backlog

Company temporarily withdraws guidance due to ongoing tariff uncertainty

Fremont, CA (April 8, 2025) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its third quarter of fiscal 2025 ended February 28, 2024.

Fiscal Third Quarter Financial Results:

•	Net revenue was $18.3 million, compared to $7.6 million in the third quarter of fiscal 2024.
•	GAAP net loss was $(0.6) million, or $(0.02) per diluted share, compared to a GAAP net loss of $(1.5) million, or $(0.05) per diluted share, in the third quarter of fiscal 2024.
•

Non-GAAP net income, which excludes the impact of stock-based compensation, acquisition-related costs and adjustments, and charges related to an executive officer’s death related accelerated benefits, was $2.0 million, or $0.07 per diluted share, compared to a non-GAAP net loss of $(0.9) million, or $(0.03) per diluted share, in the third quarter of fiscal 2024.

•	Bookings were $24.1 million for the quarter.
•	Backlog as of February 28, 2025 was $18.2 million. Effective backlog, including bookings since February 28, 2025, is $21.8 million.
•	Total cash, cash equivalents and restricted cash as of February 28, 2025 was $31.4 million, compared to $35.2 million as of November 29, 2024.

Fiscal First Nine Months Financial Results:

•	Net revenue was $44.9 million, compared to $49.6 million in the first nine months of fiscal 2024.
•	GAAP net loss was $(1.0) million, or $(0.03) per diluted share, compared to GAAP net income of $9.3 million, or $0.31 per diluted share, in the first nine months of fiscal 2024.
•

Non-GAAP net income was $4.8 million, or $0.16 per diluted share, which excludes the impact of stock-based compensation, acquisition-related costs and adjustments, and charges related to accelerated benefits, compared to non-GAAP net income of $11.0 million, or $0.37 per diluted share, in the first nine months of fiscal 2024.

•	Cash used in operating activities was $5.1 million for the first nine months of fiscal 2025.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Third Quarter Fiscal 2025 Financial Results

April 8, 2025

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We have been laser-focused on the initiatives we set out to expand our total addressable markets, diversify our customer base, and develop new products, capabilities, and capacity to grow our business moving forward. We are excited by the significant progress we’ve made this year in expanding into new key markets and unlocking new opportunities to attract customers and drive revenue growth, particularly in diversifying our markets and customers beyond our revenue concentration last fiscal year from silicon carbide (SiC) wafer level burn-in (WLBI).

SiC WLBI accounted for over 90% of our business in fiscal 2024, while this year it’s tracking to less than 40%, with artificial intelligence (AI) processors burn-in representing over 35% of our business in just the first year. For the third quarter, we had four customers representing over 10% of revenue, and three of these are new markets for Aehr: WLBI for AI processors, packaged part burn-in (PPBI) for qualification and ongoing process monitoring of AI processors, and WLBI of gallium nitride (GaN) semiconductors. If you look at bookings, yet another customer and market, hard disk drive components, accounted for over 15% of our bookings. We are very excited about our expansion into new customers and markets, while at the same time we believe we are well positioned to continue to grow our business in the silicon carbide WLBI market.

“During the quarter, we qualified, received orders for, and shipped the world’s first production WLBI systems specifically designed for AI processors. Our new high-power FOX-XPTM WLBI system can test up to nine 300mm AI processor wafers simultaneously. This new customer ordered multiple FOX-XP systems and sets of Aehr proprietary WaferPakTM full wafer Contactors for installation at their Outsourced Assembly and Test House (OSAT/Test House.) Aehr has worked with this OSAT/Test House for many years including working on WLBI of silicon photonics devices and optical sensors on our FOX systems and on PPBI of AI processors and ASICs on our Sonoma ultra-high-power test and burn-in systems. Aehr is the only company on the market that offers both a WLBI system as well as a PPBI system for both qualification test and production screening and burn-in of AI processors.

“Another new market for Aehr is adding production PPBI for AI processors in addition to AI processor qualification burn-in. We have shipped multiple Sonoma production burn-in systems this year to a world-leading hyperscaler for production PPBI of their AI application-specific processors and expect to complete installations of the initial order by the end of the current quarter. We’ve also successfully integrated this Sonoma system from the acquisition of InCal Technology last August into Aehr’s engineering and manufacturing operations, enabling us to scale output to two to three times the previous record shipment volume within just nine months.

“In addition to AI-related orders and installations for WLBI and PPBI this quarter, Aehr achieved several other key milestones:

•	Expanded into production WLBI for GaN power semiconductors,
•	Secured the high-volume production orders for a new WLBI application in hard disk drives,
•	Completing the production qualification of our new high-power, multi-wafer system for production WLBI of silicon photonics devices used in co-packaged optics and optical I/O devices, and
•	Made significant progress on proof-of-concept work with a leading flash memory supplier on a new WLBI system for high-volume production of next-generation flash memory devices.

“The SiC market continues to be a significant opportunity for Aehr, and we believe we are well positioned to continue to grow our business in this market. We have most recently seen some recovery in utilization rates and in our customers’ customers’ forecasts and orders. SiC, still driven significantly by electric vehicles (EVs), has deepened its penetration in the EV market thanks to lower prices and accessible supply. At the same time, it is gaining momentum in adjacent sectors such as power infrastructure, solar energy, and other industrial applications. According to market research firm Yole Group, despite a temporary slowdown in battery EV shipments, the SiC market remains on a strong long-term growth trajectory.

Aehr Test Systems Reports Third Quarter Fiscal 2025 Financial Results

April 8, 2025

“In response to this growing demand, we have expanded our WLBI offering for SiC to support high-voltage testing across up to 18 wafers on a single system, doubling the capacity of our industry-leading nine wafer FOX-XP system. We have already received our first order for this 18-wafer high-voltage system as an upgrade to a customer’s current FOX-XP configuration. This enhancement further strengthens our technical and cost of test advantages for SiC, which is also highly applicable to the high-volume production of GaN devices, an important capability for customers working on both types of wide bandgap compound semiconductors.

“Looking ahead, with our $45 million in revenue and $22 million backlog to date this fiscal year, our customer forecasts, and our success in adding new markets and customers, we feel very good about our business. We do not believe that the impact of the tariff announcements made by the U.S. administration last week will significantly affect Aehr directly. However, considering the secondary effects on our current and potential new customers, along with the uncertainty this quarter regarding possible pauses or delays in customer orders, shipments, or supply chain delivery delays, we are temporarily withdrawing our guidance for our current fiscal 2025 year ending May 30th and will reassess our guidance policy as clarity develops.

“We are encouraged by the increasing number of engagements with both current and potential customers, as well as the long-term growth potential across our diverse target markets. Our strategic expansion into high-growth sectors, including AI processors, GaN power semiconductors, data storage devices, silicon photonics integrated circuits, and flash memory, opens up new opportunities to attract customers and drive revenue growth.”

Fiscal 2025 Financial Guidance:

For the fiscal year ending May 30, 2025, Aehr is temporarily withdrawing its guidance due to ongoing tariff uncertainty.

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its third quarter fiscal 2025 operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 197159.

In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the call will be available approximately two hours following the end of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 52138.

Aehr Test Systems Reports Third Quarter Fiscal 2025 Financial Results

April 8, 2025

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and package part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, advanced AI processors, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. Acquired through its acquisition of Incal Technology, Inc., Aehr’s new line of high-power packaged part reliability/burn-in test solutions for Artificial Intelligence (AI) semiconductor manufacturers, including its ultra-high-power Sonoma family of test solutions for AI accelerators, GPUs, and high-performance computing (HPC) processors, position Aehr within the rapidly growing AI market as a turn-key provider of reliability and testing that span from engineering to high volume production. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future requirements and orders of Aehr’s new and existing customers; bookings and revenue forecasted for proprietary WaferPakTM and DiePak consumables, as well as the ability to generate bookings and revenue from application of Aehr’s solutions in emerging markets; Aehr’s ability to receive orders and generate revenue in the future, as well as Aehr’s beliefs regarding the factors impacting the foregoing; financial guidance for the full fiscal year 2025; and expectations related to long-term demand for Aehr’s products, the attractiveness of key markets and the ability for AEHR to successfully enter new markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Third Quarter Fiscal 2025 Financial Results

April 5, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28,	November 29,	February 29,	February 28,	February 29,
(In thousands, except per share data)	2025	2024	2024	2025	2024
Revenue:
Product	$16,681	$11,985	$6,730	$40,820	$45,924
Services	1,626	1,468	833	4,059	3,694
Total revenue	18,307	13,453	7,563	44,879	49,618
Cost of revenue:
Product	10,173	7,426	3,948	23,017	23,574
Services	951	627	459	2,201	1,949
Total cost of revenue	11,124	8,053	4,407	25,218	25,523
Gross profit	7,183	5,400	3,156	19,661	24,095
Operating expenses:
Research and development	3,140	2,276	2,139	7,777	6,568
Selling, general and administrative	5,162	4,637	3,063	14,357	9,990
Total operating expenses	8,302	6,913	5,202	22,134	16,558
Income (loss) from operations	(1,119)	(1,513)	(2,046)	(2,473)	7,537
Interest income, net	270	228	584	1,179	1,796
Other income (expense), net	(25)	40	(2)	(11)	2
Income (loss) before income tax expense (benefit)	(874)	(1,245)	(1,464)	(1,305)	9,335
Income tax expense (benefit)	(231)	(217)	7	(294)	43
Net income (loss)	$(643)	$(1,028)	$(1,471)	$(1,011)	$9,292

Net income (loss) per share:
Basic	$(0.02)	$(0.03)	$(0.05)	$(0.03)	$0.32
Diluted	$(0.02)	$(0.03)	$(0.05)	$(0.03)	$0.31
Shares used in per share calculations:
Basic	29,733	29,659	28,866	29,500	28,773
Diluted	29,733	29,659	28,866	29,500	29,670

Aehr Test Systems Reports Third Quarter Fiscal 2025 Financial Results

April 8, 2025

AEHR TEST SYSTEMS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
	Three Months Ended			Nine Months Ended
	February 28,	November 29,	February 29,	February 28,	February 29,
(In thousands, except per share data)	2025	2024	2024	2025	2024
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$7,183	$5,400	$3,156	$19,661	$24,095
Special items:
a) Stock-based compensation expense	218	69	58	380	222
b) Acquisition related adjustments	416	629	-	1,045	-
Non-GAAP gross profit	$7,817	$6,098	$3,214	$21,086	$24,317
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$8,302	$6,913	$5,202	$22,134	$16,558
Special items:
a) Stock-based compensation expense	(1,180)	(1,006)	(525)	(2,963)	(1,521)
b) Acquisition related adjustments	(106)	5	-	(247)	-
c) Officer severance benefits	(653)	-	-	(653)	-
d) Acquisition related costs	(51)	(20)	-	(548)	-
Non-GAAP operating expenses	$6,312	$5,892	$4,677	$17,723	$15,037
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP income (loss) from operations	$(1,119)	$(1,513)	$(2,046)	$(2,473)	$7,537
Special items:
a) Stock-based compensation expense	1,398	1,075	583	3,343	1,743
b) Acquisition related adjustments	522	624	-	1,292	-
c) Officer severance benefits	653	-	-	653	-
d) Acquisition related costs	51	20	-	548	-
Non-GAAP income (loss) from operations	$1,505	$206	$(1,463)	$3,363	$9,280
Reconciliation of GAAP to non-GAAP income (loss) before income tax expense (benefit)
GAAP income (loss) before income tax expense (benefit)	$(874)	$(1,245)	$(1,464)	$(1,305)	$9,335
Special items:
a) Stock-based compensation expense	1,398	1,075	583	3,343	1,743
b) Acquisition related adjustments	522	624	-	1,292	-
c) Officer severance benefits	653	-	-	653	-
d) Acquisition related costs	51	20	-	548	-
Non-GAAP income (loss) before income tax expense (benefit)	$1,750	$474	$(881)	$4,531	$11,078
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net income (loss)	$(643)	$(1,028)	$(1,471)	$(1,011)	$9,292
Special items:
a) Stock-based compensation expense	1,398	1,075	583	3,343	1,743
b) Acquisition related adjustments	522	624	-	1,292	-
c) Officer severance benefits	653	-	-	653	-
d) Acquisition related costs	51	20	-	548	-
Non-GAAP net income (loss)	$1,981	$691	$(888)	$4,825	$11,035
Reconciliation of GAAP to non-GAAP income (loss) per diluted share
GAAP income (loss) per diluted share	$(0.02)	$(0.03)	$(0.05)	$(0.03)	$0.31
Special items:
a) Stock-based compensation expense	0.05	0.03	0.02	0.11	0.06
b) Acquisition related adjustments	0.02	0.02	-	0.04	-
c) Officer severance benefits	0.02	-	-	0.02	-
d) Acquisition related costs	0.00	0.00	-	0.02	-
Non-GAAP income (loss) per diluted share	$0.07	$0.02	$(0.03)	$0.16	$0.37

a)	Represents compensation expense for equity awards granted to employees and directors and excludes the compensation expense related to the severance benefits incurred from the passing of an officer.
b)	Represents amortization of intangible assets and fair value adjustment to inventory related to the Company's business acquisition
c)	Represents severance benefits, including compensation expense, provided due to the passing of an officer as per the terms of his change in control and severance agreement
d)	Represents acquisition activity costs

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.
We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Third Quarter Fiscal 2025 Financial Results

April 8, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 28,	May 31,
(In thousands, except par value)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$29,411	$49,159
Accounts receivable	11,991	9,796
Inventories	42,329	37,470
Prepaid expenses and other current assets	7,968	1,423
Total current assets	91,699	97,848
Property and equipment, net	7,028	3,253
Goodwill	10,742	-
Purchase intangible assets, net	11,147	-
Deferred tax assets, net	18,789	20,773
Operating lease right-of-use assets, net	5,749	5,734
Other non-current assets	453	304
Total assets	$145,607	$127,912
LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Accounts payable	$6,961	$5,332
Accrued expenses and other current liabilities	7,086	3,366
Operating lease liabilities, short-term	1,173	465
Deferred revenue, short-term	844	1,345
Total current liabilities	16,064	10,508
Operating lease liabilities, long-term	5,267	5,732
Deferred revenue, long-term	26	41
Other long-term liabilities	40	38
Total liabilities	21,397	16,319

Shareholders equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 29,770 shares and 28,995 shares at February 28, 2025 and May 31, 2024, respectively	298	289
Additional paid-in capital	144,254	130,612
Accumulated other comprehensive loss	(181)	(158)
Accumulated deficit	(20,161)	(19,150)
Total shareholders' equity	124,210	111,593
Total liabilities and shareholders equity	$145,607	$127,912

Aehr Test Systems Reports Third Quarter Fiscal 2025 Financial Results

April 8, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	February 28,	February 29,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(1,011)	$9,292
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	3,741	1,744
Depreciation and amortization	1,573	469
Deferred income taxes	(293)	-
Amortization of operating lease right-of-use assets	795	522
Accretion of investment discount	-	(130)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(962)	11,130
Inventories	(2,211)	(14,182)
Prepaid expenses and other current assets	(4,831)	(600)
Accounts payable	139	(4,232)
Accrued expenses	(515)	(874)
Deferred revenue	(1,004)	(2,368)
Operating lease liabilities	(470)	(257)
Income taxes payable	(49)	18
Net cash provided by (used in) operating activities	(5,098)	532

Cash flows from investing activities:
Purchases of property and equipment	(2,174)	(703)
Proceeds from maturities of investments	-	18,000
Payments for business acquisition, net of cash and cash equivalent acquired	(11,075)	-
Net cash provided by (used in) investing activities	(13,249)	17,297

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	894	1,270
Shares repurchased for tax withholdings on vesting of restricted stock units	(520)	(1,480)
Proceeds from issuance of common stock from public offering, net of issuance costs	-	(72)
Net cash provided by (used in) financing activities	374	(282)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	25	(20)

Net increase (decrease) in cash, cash equivalents and restricted cash	(17,948)	17,527

Cash, cash equivalents and restricted cash, beginning of period (1)	49,309	30,204
Cash, cash equivalents and restricted cash, end of period (1)	$31,361	$47,731

(1) Includes restricted cash within prepaid expenses and other current assets and other non-current assets.